SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K




                                Current Report

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                                 July 21, 1995
                               (Date of report)




                                  ONEOK Inc.
            (Exact name of registrant as specified in its charter)



Delaware                        1-2572        73-0383100
(State or other jurisdiction    (Commission   (IRS Employer
of incorporation)               File Number)  Identification No.)




                  100 West Fifth Street      Tulsa, OK 74103
                   (Address of principal executive offices)



                                (918) 588-7000
             (Registrant's telephone number, including area code)



                                                    Page 1 of 3

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Item 5. Other Events.

On July 21, 1995, Moody's Investors Service raised the senior debt ratings of ONEOK Inc. to A3 from Baa1. The Moody's action brings its ratings into alignment with Standard & Poor's ratings on ONEOK's senior debt. ONEOK has approximately $235 million of publicly issued long-term debt affected by the rating.

By Moody's definition: "Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future." The numerical modifiers 1, 2, and 3 indicate a security's ranking within its generic rating category--the modifier 3 being at the lower end.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of July, 1995.


                                            ONEOK Inc.

                                        By: (J. D. NEAL)
                                            J. D. Neal
                                            Vice President, Chief
                                            Financial Officer,
                                            and Treasurer